UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 16, 2013, Casella Waste Systems, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals acted upon at the Annual Meeting and the voting tabulation for each such proposal are set forth below.

Proposal 1:	To elect the following nominees to the Company’s Board of Directors: Messrs. Burke, Callahan and Casella as Class I directors, each to serve for a term ending in 2016 or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Non-Votes
Michael K. Burke	32,715,717	6,324,205	5,591,932
James F. Callahan, Jr.	32,723,873	6,316,049	5,591,932
Douglas R. Casella	30,691,650	8,348,272	5,591,932

The terms of office of the following directors will continue after the Annual Meeting: Joseph G. Doody, Emily Nagle Green, Gregory B. Peters, John W. Casella, John F. Chapple III and James P. McManus.

Proposal 2:	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Non-Votes
29,781,022	4,900,610	4,358,290	5,591,932

Proposal 3:	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014.

Votes For	Votes Against	Votes Abstaining	Non-Votes
40,905,241	17,609	3,709,004	—

Proposal 4:	To approve, in a non-binding advisory vote, the recommendation that the Board of Directors take all necessary steps to eliminate the classification of the Board and to require that all directors elected at or after the annual meeting of stockholders held in 2014 be elected on an annual basis.

Votes For	Votes Against	Votes Abstaining	Non-Votes
22,601,036	16,413,836	25,050	5,591,932

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: October 17, 2013	By:	/s/ Edmond R. Coletta
Edmond R. Coletta Senior Vice President and Chief Financial Officer